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                                                                       Exhibit 5


                     [LETTERHEAD OF BASS, BERRY & SIMS PLC]



                                December 8, 2000


HCA - The Healthcare Company
One Park Plaza
Nashville, TN 37203


          Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on December 8, 2000, with respect to the proposed issuance from time to time of up to an aggregate principal amount of $1.5 billion of debt securities (the "Debt Securities") of HCA - The Healthcare Company, a Delaware corporation (the "Company").

         The Debt Securities are to be issued pursuant to the terms of an indenture (the "Indenture") dated December 16, 1993, between the Company and The First National Bank of Chicago, as trustee, as supplemented by the First Supplemental Indenture dated as of May 25, 2000, between the Company and Bank One Trust Company, N.A., the successor of The First National Bank of Chicago, as trustee.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Debt Securities, when duly executed and authenticated in accordance with the terms of the Indenture, and issued and delivered against payment to the Company of the authorized consideration therefor, will have been validly issued and will be legally binding obligations of the Company.

         We express no opinion herein other than as to the Delaware General Corporation Law, which shall include the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws, and the federal law of the United States.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Opinions" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.


                                    Very truly yours,



                                    /s/ Bass, Berry & Sims PLC